UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2009

UNIVERSAL TECHNICAL INSTITUTE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona	85027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (623) 445-9500

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2009 Universal Technical Institute, Inc. entered into an Employment Agreement (the “Employment Agreement”) for the continued employment of Roger L. Speer, Senior Vice President, Custom Training Group and Support Services, from March 21, 2009 until June 30, 2010. The Employment Agreement supersedes all previous agreements between the Company and Mr. Speer. Pursuant to the Employment Agreement, Mr. Speer will provide support and advice to the Company’s leadership on issues relating to campus operations and the custom training group. Mr. Speer’s compensation for the period March 21, 2009 to June 30, 2010 will be $233,325. If the Company’s Board approves a bonus as payable to all then current employees for fiscal 2009, Mr. Speer will be entitled to an annual bonus for fiscal year 2009 pro-rated through February 28, 2009.

The Employment Agreement provides for six (6) months of COBRA health care benefits after June 30, 2010 to be paid by the Company and twelve (12) months of outplacement services. The foregoing description of the Employment Agreement between the Company and Mr. Speer is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Employment Agreement with Roger L. Speer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.

Dated:	March 6 , 2009	By:	/s/ Chad A. Freed

Name: Chad A. Freed Title: Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Employment Agreement with Roger L. Speer.